UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 12, 2017

CALEMINDER INC.

 (Exact name of registrant as specified in charter)

Delaware	000-55379	47-0993705
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

10161 Park Run Drive, Suite 150, Las Vegas, Nevada	89145
(Address of Principal Executive Offices)	(zip code)

(702) 805-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2017 Stock Incentive Plan

On May 12, 2017, the Board of Directors (the “Board”) of Caleminder Inc. (the “Company”) adopted the Company’s 2017 Stock Incentive Plan (the “Stock Plan”) and reserved 2,857,143 shares of Common Stock for issuance under the Stock Plan. Below is a brief summary of the terms of the Stock Plan.

The Stock Plan provides for the granting to the Company’s employees, officers, directors, consultants and advisors of stock options (non-statutory and incentive), restricted stock awards, stock appreciation rights (“SARs”), restricted stock units (“RSUs”) and other performance stock awards. The purpose of the Stock Plan is to secure for the Company and its stockholders the benefits arising from capital stock ownership by eligible participants who are expected to contribute to the Company’s future growth and success. Unless sooner terminated in accordance with its terms, the Stock Plan will terminate on May 12, 2027.

The Stock Plan is administered by the Board, which may delegate any or all of its powers under the Stock Plan to a committee it appoints. Subject to the terms of the Stock Plan, the Board (or such committee) has the authority to determine the individuals to whom, and the time or times at which, awards are made, the size of each award, and the other terms and conditions of each award (which need not be identical across participants). The Board also has the authority, subject to the express provisions of the Stock Plan, to construe the respective agreements under Stock Plan, proscribe, amend and rescind rules and regulations relating to Stock Plan, accelerate or extend the dates options may be exercised or accelerate the vesting of other stock awards, and make all other determinations which are in the Board’s judgment necessary or desirable for the administration of Stock Plan. The Board’s construction and interpretation of the terms and provisions of the Stock Plan are final and conclusive.

The Board may at any time, and from time to time, modify or amend the Stock Plan in any respect, provided that no such modification or amendment may adversely affect the rights of a participant under an existing stock award that has been previously granted. The Board may at any time suspend or terminate the Stock Plan, provided that any such suspension or termination shall not adversely affect the rights of a participant under any stock award previously granted while the Stock Plan is in effect except with the consent of the participant.

The foregoing is a summary of the Stock Plan, does not purport to be complete, and is subject to and qualified in its entirety by reference to the text of the Stock Plan and related forms of option agreements, which have been filed as exhibits to this Current Report on Form 8-K.

David Lamadrid Employment Agreement

On May 12, 2017, David Lamadrid entered into an Employment Agreement with the Company which was approved of by the Board (the “Employment Agreement”). Pursuant to the Employment Agreement:

●	Mr. Lamadrid is employed as the President and Chief Executive Officer of the Company for a term ending on April 30, 2018, subject to automatic renewal from year to year unless either party provides 60-days’ notice of non-renewal prior to the then end of the term (the “Term”).

●	Mr. Lamadrid is paid a base salary of $180,000 per annum.

●	Mr. Lamadrid was awarded a stock option to purchase 857,143 shares of the Company’s common stock at an exercise price of $0.35 per share (the “Option”). The Option vests immediately as to one-third of the shares, and on each of October 31, 2017 and April 30, 2018 as to an additional one-third of the shares.

●	Mr. Lamadrid is entitled to be issued additional options during the Term until such time as the Company raises $40 million of additional equity, so that Mr. Lamadrid has been issued aggregate options under the Employment Agreement to purchase at least 4% of the Company’s outstanding shares of common stock on a fully-diluted basis.

●	In the event of a Change of Control (as defined in the Stock Plan) or if Mr. Lamadrid terminates his employment for “Good Reason” (as defined in the Employment Agreement), he will be entitled to receive, in lieu of salary and other benefits under the Agreement, (i) an amount equal to his then-current base salary, payable monthly for a period of one year, and (ii) continued coverage under all benefit plans he is then participating in until the sooner of 1.5 years after termination or one month after he becomes employed and eligible for other comparable coverage.

●	In the event Mr. Lamadrid is terminated for any reason other than for “justifiable cause”, death, disability or voluntary termination, or if Mr. Lamadrid terminates for Good Reason, then all unexercised options and restricted stock held by Mr. Lamadrid shall become fully vested and immediately exercisable, and the Option shall continue to be exercisable for the full 10-year term thereof.

The foregoing is a summary of the terms of the Employment Agreement, does not purport to be complete, and is subject to and qualified in its entirety by reference to the text of such agreement, which has been filed as an exhibit to this Current Report on Form 8-K.

Indemnification Agreement

On May 12, 2017, the Company entered into individual indemnification agreements with each of its directors, consisting of Shira Halperin and David Lamadrid. The agreements implement with more specificity, and supplement, the indemnification provisions provided by Delaware law and the Company’s By-Laws. The terms of the Indemnification Agreements provide, among other things, that to the extent permitted by Delaware law, the Company will indemnify the director or officer party to the agreement against any and all losses, expenses and liabilities arising out of such person’s service as a director or officer of the Company. The foregoing is a summary of the terms of the form Indemnification Agreement, does not purport to be complete, and is subject to and qualified in its entirety by reference to the text of such agreement, which has been filed as an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit 10.1	Caleminder Inc. 2017 Stock Incentive Plan

Exhibit 10.2	Form of Stock Option Grant Notice for grants under the 2017 Stock Incentive Plan

Exhibit 10.3	Form of Option Agreement for grants under the 2017 Stock Incentive Plan

Exhibit 10.4	Employment Agreement between Caleminder Inc. and David Lamadrid, dated as of May 12, 2017

Exhibit 10.5	Form of Director and Officer Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Caleminder, Inc.

Date: May 15, 2017

By:	/s/ David Lamadrid
David Lamadrid
Chief Executive Officer